                                                                      EXHIBIT 11

                            PROMUS HOTEL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                                          1996          1995(1)        1994(1)
                                                                      -------------  -------------  -------------
Income before extraordinary items...................................  $  64,724,000  $  43,760,000  $  36,319,000
Extraordinary items, net of income tax..............................              -      2,819,000              -
                                                                      -------------  -------------  -------------
Net income..........................................................  $  64,724,000  $  46,579,000  $  36,319,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
PRIMARY EARNINGS PER SHARE
Weighted average number of common shares outstanding................     51,387,321     51,365,016     51,360,013
Common stock equivalents
  Additional shares based on average market price for the period applicable to
    Restricted stock................................................        (28,881)       (26,295)       (39,090)
    Stock options...................................................        331,534        229,839        252,002
                                                                      -------------  -------------  -------------
Average number of primary common and common equivalent shares
  outstanding.......................................................     51,689,974     51,568,560     51,572,925
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Primary earnings per common and common equivalent share
    Income before extraordinary items...............................  $        1.25  $        0.85  $        0.70
    Extraordinary items, net of income tax..........................              -           0.05              -
                                                                      -------------  -------------  -------------
    Net income......................................................  $        1.25  $        0.90  $        0.70
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
FULLY DILUTED EARNINGS PER SHARE
Average number of primary common and common equivalent shares
  outstanding.......................................................     51,689,974     51,568,560     51,572,925
Change in shares based on period-end price applicable to
    Restricted stock................................................          6,897              -              -
    Stock options...................................................         33,364              -              -
                                                                      -------------  -------------  -------------
Average number of fully diluted common and common equivalent shares
  outstanding.......................................................     51,730,235     51,568,560     51,572,925
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Fully diluted earnings per common and common equivalent share
    Income before extraordinary items...............................  $        1.25  $        0.85  $        0.70
    Extraordinary items, net of income tax..........................              -           0.05              -
                                                                      -------------  -------------  -------------
    Net income......................................................  $        1.25  $        0.90  $        0.70
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

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(1) For purposes of computing pro forma earnings per share on a comparable basis, the weighted average shares outstanding for periods prior to the Spin-Off are assumed to be equal to the actual common and common equivalent shares outstanding on June 30, 1995.